Exhibit 23.2


Consent of Independent Auditors

The Board of Directors
Cooker Restaurant Corporation

We consent to the incorporation by reference in Registration Statements Nos. 33-45467, 33-46475, 33-46965, 33-48396, 33-48397 and
33-60403 of Cooker Restaurant Corporation on Form S-8 of our report dated March 7, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Cooker Restaurant Corporation for the year ended December 31, 2000.

/s/DELOITTE & TOUCHE LLP

West Palm Beach, Florida
March 27, 2001